UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2010

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio		44125
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 29, 2010, Chart Industries, Inc. (the “Company”) issued a press release announcing its results for its second quarter ended June 30, 2010. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1. All information in the press release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

The press release furnished with this Current Report on Form 8-K as Exhibit 99.1 includes disclosure regarding an adjusted earnings per share amount that excludes restructuring costs, the write-off of deferred financing fees and a bargain purchase gain on Japanese assets acquired in the Covidien acquisition (“Adjusted EPS”). This measure is not recognized under generally accepted accounting principles (“GAAP”) and is referred to as a “non-GAAP financial measure” in Regulation G under the Securities Act. The Company believes Adjusted EPS is of interest to investors and facilitates useful period-to-period comparisons of the Company’s financial results, and this information is used by the Company in evaluating internal performance. Adjusted EPS can be reconciled to earnings per share with the information disclosed within the body of the press release.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Chart Industries, Inc. Press Release, dated July 29, 2010, announcing the Company’s 2010 second quarter results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: July 29, 2010
	By:	/s/ Michael F. Biehl
Michael F. Biehl
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Chart Industries, Inc. Press Release, dated July 29, 2010, announcing the Company’s 2010 second quarter results.

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